UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT

Date of report (Date of earliest event reported): February 4, 2008 (February 1, 2008)

DATAMETRICS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	8567	95-3545701
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1717 Diplomacy Row, Orlando, Florida	32809
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 251-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    On February 1, 2008, Mr. Edward Kroning resigned from his position as Vice President of Operations and Corporate Secretary of the Registrant effective immediately. Mr. Kroning did not advise the Registrant that he had any disagreement with the Registrant over any policies (accounting or otherwise) of the Registrant. The Board of Directors of the Registrant has elected Ms. Tami Tharp to serve as the Registrant’s interim Corporate Secretary until her successor is appointed. Ms. Tharp joined the Registrant in March 2007 as its’ interim Controller and has served as the Registrant’s interim Chief Financial Officer since August 31, 2007.

    As set forth in the Registrant’s Report on Form 8-K filed on September 7, 2007, there are no family relationships between Ms. Tharp and any of the Registrant’s executive officers or directors and there is no employment agreement between the Registrant and Ms. Tharp. Further, there are no transactions involving the Registrant and Ms. Tharp which would be reportable pursuant to Item 404 of Regulation S-B promulgated under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

DATAMETRICS CORPORATION

February 4, 2008	By:	/s/ John Marceca
Name: John Marceca
Title: President and Chief Operating Officer